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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


1)   SanDisk KK, a Japanese company

2)   SanDisk GMBH, a German corporation

3)   SanDisk Israel, an Israeli company

4)   SanDisk Hong Kong, a Hong Kong company

5)   SanDisk International Sales, Inc., a Delaware corporation

6)   SanDisk Foreign Sales Corporation, a Barbados corporation

7)   SanDisk Global, Ltd., a Cayman Islands company

8)   SanDisk Sweden AG, a Swiss company